Exhibit 1

                             Joint Filing Agreement

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Rentech, Inc. and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

In witness whereof, the undersigned hereby execute this Agreement this 12th day of December, 2007.

                                        Asset Managers International Ltd.

                                        By: /s/ John Walley
                                            --------------------------------
                                            Name:  John Walley
                                            Title: Alternate Director


                                        Pentagon Capital Management, Plc

                                        By: /s/ Jafar Omid
                                            --------------------------------
                                            Name:  Jafar Omid
                                            Title: Director


                                        /s/ Lewis Chester
                                        ------------------------------------
                                        Lewis Chester


                                        /s/ Jafar Omid
                                        ------------------------------------
                                        Jafar Omid


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